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                           OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                                       OF

                            ENVIROTEST SYSTEMS CORP.
                                       AT

                              $17.25 NET PER SHARE
                                       BY

                               STONE RIVET, INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                       ENVIROTEST SYSTEMS PRODUCTS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON WEDNESDAY, SEPTEMBER 30, 1998 UNLESS THE OFFER IS EXTENDED

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase, dated August 19, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by Stone Rivet, Inc., a Delaware corporation (the "Purchaser"), which is a wholly owned subsidiary of Envirotest Systems Products, Inc., a Delaware corporation, to purchase all of the outstanding shares of Class A Common Stock, $0.01 par value (the "Shares"), of Envirotest Systems Corp., a Delaware corporation (the "Company"), at a purchase price of $17.25 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account. We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer to Purchase.

    Your attention is invited to the following:

    1. The tender price is $17.25 per Share, net to you in cash.

    2. The Offer is being made for all of the outstanding Shares.

    3. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer (i) at least 90 percent of the outstanding Shares (determined on a primary basis) on the date of purchase (assuming conversion of all outstanding shares of Class B Common Stock, $0.01 par value ("Class B Shares") and Class C Common Stock, $0.01 par value ("Class C Shares") into Shares) and
       (ii) 100 percent of the Shares issuable upon conversion (and assuming conversion thereof) of all outstanding Class B Shares and Class C Shares on the date of purchase.

    4. Certain stockholders of the Company have agreed to tender shares representing approximately 50 percent of the currently outstanding shares of common stock of the Company and certain directors and officers of the Company have indicated their intention to tender shares representing an additional approximately seven percent of the currently outstanding shares of common stock of the Company.

    5. The Offer and withdrawal rights will expire at 12:00 Midnight, Eastern standard time, on Wednesday, September 30, 1998, unless the Offer is extended.

    6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

    The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares residing in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instruction should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.
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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                        ALL OF THE OUTSTANDING SHARES OF
                              CLASS A COMMON STOCK
                                       OF

                            ENVIROTEST SYSTEMS CORP.

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated August 19, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal pursuant to an offer by Stone Rivet, Inc., a Delaware corporation ("Purchaser"), which is a wholly owned subsidiary of Environmental Systems Products, Inc., a Delaware corporation, to purchase all of the outstanding shares of Class A Common Stock, $0.01 par value (the "Shares"), of Envirotest Systems Corp., a Delaware corporation. This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares
to be Tendered:           Shares*
                                                        SIGN HERE

                                          --------------------------------------
                                          Signature(s)

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                                          Please print name(s)

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                                          --------------------------------------
                                          Address

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                                          Area Code & Telephone Number

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                                          Tax Identification and
                                          Social Security Number(s)

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.